CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Post-Effective Amendment No. 11 to the registration statement on Form S-6 ("Registration Statement") of our report dated February 7, 2002, relating to the consolidated financial statements of Connecticut General Life Insurance Company and our report dated February 20, 2002, relating to the financial statements of CG Corporate Insurance Variable Life Separate Account 02, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




PricewaterhouseCoopers LLP
Hartford, Connecticut
April 25, 2002